Exhibit 99.1

Anika Therapeutics Announces Termination of Worldwide Development and Commercialization Partnership with OrthoNeutrogena; Company Files Pre-Market Approval Application for Cosmetic Tissue Augmentation Product

WOBURN, Mass.—(BUSINESS WIRE)—Sept. 1, 2005—Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced that it has reached a mutual agreement with OrthoNeutrogena, a division of Ortho-McNeil Pharmaceuticals, for the termination of its development and commercialization contract for Anika’s hyaluronic acid based cosmetic tissue augmentation (CTA) product, effective August 31, 2005.

In related news, Anika also announced that, subsequent to such termination, it has filed a pre-market approval application (PMA) with the U.S. Food and Drug Administration for its CTA product and is currently exploring options for its worldwide commercialization.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika products include OrthoVisc(R), a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek and Ortho Biotech Products, L.P., and Hyvisc(R), a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc. Anika manufactures Amvisc(TM) and Amvisc Plus(TM), HA viscoelastic products for ophthalmic surgery. It also produces STAARVISC(TM)-II, which is distributed by STAAR Surgical Company and Shellgel(TM) for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding the Company’s goal of obtaining FDA approval for its CTA product, including the timing and likelihood of the filing of a PMA application. The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including the Company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

CONTACT:	Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D. / Kevin W. Quinlan
(781) 932-6616
or
PondelWilkinson Inc.
Rob Whetstone, (310) 279-5963
Wade Huckabee, (310) 279-5971